Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Sub Lineal Industries Awarded $3.9 Million Pipeline Repair Project by Major Oil and Gas Company

HOUSTON, TX / ACCESSWIRE / August 5, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today that its recently acquired subsidiary, Lineal Industries, Inc (“Lineal”) www.LinealStar.com, has been awarded a new contract from a large cap master limited partnership owned by one of the larger oil and gas companies in the United States. The project entails re-construction of approximately 2,000 lineal feet of 20 inch gas pipeline, including a complete road and creek crossing located in South Western Pennsylvania. Budget for this project is approximately $3.9 million (US) and the project is expected to commence immediately and finish in the next 90 days. Craig Crawford, President of Lineal Industries commented, “This is an exciting addition to our pipeline of business, with immediate positive results for Lineal. The ability to swiftly deploy our safe and efficient work force to projects of this size to major customers is exactly why Camber Energy acquired Lineal and how we are creating value for Camber”.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI), primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its recently announced acquisition of Lineal Star Holdings LLC, as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of shareholder approval of the issuance of shares of our common stock in connection with our recent acquisition; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common shareholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, including the potential acquisition previously disclosed, the risks of not closing such transaction and the ultimate terms of such acquisition, if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.